C0000000230 | M 104598 Number00000000 Nicholas Financial Inc. A DELAWARE CORPORATION THIS CERTIFIES THAT IS THE REGISTERED HOLDER OF SPECIMEN ***0*** Shares ****0********* *****0******** ******0******* *******0****** ********0***** CUSIP 65373A109 ISIN US65373A1097 SEE REVERSE FOR CERTAIN DEFINITIONS FULLY PAID AND NON-ASSESSABLE COMMON SHARES WITH $0.01 PAR VALUE IN THE CAPITAL OF Nicholas Financial Inc. in the Authorized share structure of the above named Company subject to the Articles of the Company transferable on the Central Securities Register of the Company by the registered holder in person or by attorney duly authorized in writing upon surrender of this certificate properly endorsed. This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company. IN WITNESS WHEREOF the company has caused this certificate to be signed on its behalf by the facsimile signatures of its duly authorized officers, at Vancouver, British Columbia. COUNTERSIGNED AND REGISTERED COMPUTERSHARE TRUST COMPANY, N.A. (CANTON, MA AND JERSEY CITY, NJ) TRANSFER AGENT AND REGISTRAR OR Dated:- Apr 19, 2024 COUNTERSIGNED AND REGISTERED COMPUTERSHARE INVESTOR SERVICES INC. (VANCOUVER) (TORONTO) TRANSFER AGENT AND REGISTRAR President/CEO Vice President By Authorized Officer By Authorized Officer The shares represented by this certificate are transferable at the offices of Computershare Investor Services Inc. in Vancouver, BC and Toronto, ON or at the offices of Computershare Trust Company, N.A. in Canton, MA and jersey City, NJ. CSAE_WIP_NICQ_C02.mtl.pulls/000001/000001/I Exhibit 4.1 Form of Common Stock Certificate

The following abbreviations shall be construed as though the words set forth below opposite each abbreviation were Mitten out in full where such abbreviation appears:

TEN COM	-	as tenants in common	(Name) GUST (Name)UNIF	-	(Name) as Custodian for (Name) under the
TEN ENT	-	as tenants by the entireties	GIFT MIN ACT (State)		(State) Uniform Gifts to Minors Act
JT TEN	-	as joint tenants with rights of survivorship and not as
tenants in common

Additional abbreviations may also be used though not in the above list.

For value received the undersigned hereby sells, assigns and transfers unto

Insert name and address of transferee

shares

represented by this certificate and does hereby irrevocably constitute and appoint the attorney

of the undersigned to transfer the said shares on the books of the Company with full power of substitution in the premises.

DATED:
	Signature of Shareholder	Signature of Guarantor

Signature Guarantee:

The signature on this assignment must correspond with the name as written upon the face of the certificate(s), in every particular, without alteration or enlargement, or any change whatsoever and must be guaranteed by a major Canadian Schedule I chartered bank or a member of an acceptable Medallion Signature Guarantee Program (STAMP, SEMP, MSP). The Guarantor must affix a stamp bearing the actual words "Signature Guaranteed".

In the USA, signature guarantees must be done by members of a "Medallion Signature Guarantee Program" only.

Signature guarantees are not accepted from Treasury Branches,Credit Unions or Caisses Populaires unless they are members of the Stamp Medallion Program.

SECURITY INSTRUCTIONS - INSTRUCTIONS DE SȆCURITȆ

THIS IS WATERMARKED PAPER, DO NOT ACCEPT WITHOUT NOTHING

WATERMARKED, HOLD TO LIGHT TO VERIFY WATERMARK.

PAPIER FILIGRANȆ,NE PAS ACCEPTER SANS VȆRIFIER LA PRȆSENCE

DU FILIGRANE POUR CE FAIRE, PLACER Ȃ LA LUMIȆRE.

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